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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                              ___________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               __________________


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 18, 1996

                           TRANS WORLD AIRLINES, INC.
             (Exact name of Registrant as Specified in its Charter)


                              ___________________


         DELAWARE                                   1-7815                           43-1145889
(State or other jurisdiction of            (Commission File Number)               (I.R.S. Employer
incorporation or organization)                                                 Identification No.)


                                ONE CITY CENTRE
                              515 N. SIXTH STREET
                           ST. LOUIS, MISSOURI 63101
                                 (314) 589-3000

  (Address, including zip code, and telephone number, including area code, of
                  Registrant's principal executive offices)


                             ______________________
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ITEM 5.          OTHER EVENTS


         On September 18, 1996, Trans World Airlines, Inc. (the "Company") announced that the Company expects to report lower pre-tax results for the third quarter of 1996 than for the comparable period of 1995 (when adjusted for the effect of 1995 reorganization charges). The Company stated that although summer traffic and load factors significantly exceeded 1995 levels, July and August yields were below last year's levels. The Company also noted significant cost increases in July and August including increased fuel and maintenance costs.

         On September 19, 1996, the Company announced that during the months of July and August 1996, the Company had issued an aggregate of approximately 3.8 million shares of its Common Stock in exchange for an aggregate $40 million principal amount of the Company's 12% Senior Secured Reset Notes due 1998 in privately negotiated exchanges with two note holders.
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EXHIBITS


10.1 Exchange Agreement dated as of June 10, 1996 between Trans World Airlines, Inc. and Elliott Associates, L.P., as amended

10.2 Exchange Agreement dated as of June 10, 1996 between Trans World Airlines, Inc. and Westgate International, L.P., as amended

99.1     Press Release regarding third quarter results to date

99.2     Press Release regarding exchange program
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TRANS WORLD AIRLINES, INC.



Date:    September 20, 1996                 By: /s/ Edward Soule
                                               ----------------------------

                                            Title: Executive Vice President
                                                   and Chief Financial
                                                   Officer